Exhibit 23.3





                     Consent of Certified Public Accountants



THCG, Inc.
New York, New York


         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements (Files No. 333-44888 and No. 333-33028) on Form S-3 and Form S-8, respectively.


                                                           /s/ BDO Seidman LLP



New York, New York
March 27, 2001